AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2020
Registration No. 333-207471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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KBS Growth & Income REIT, Inc.
(Exact name of registrant as specified in its charter)
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Maryland
(State or other jurisdiction of incorporation or organization)
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47-2778257
(I.R.S. Employer Identification Number)
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c/o KBS Growth & Income REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
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c/o KBS Growth & Income REIT, Inc.
Charles J. Schreiber, Jr.
Chief Executive Officer
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
Laura K. Sirianni, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒
This post-effective amendment no. 2 to the Registration Statement on Form S-3 (Registration No. 333-207471) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK
This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-3, File No. 333-207471 (the “Registration Statement”) of KBS Growth & Income REIT, Inc. (the “Company”), filed on November 17, 2017, that registered up to $800,000,000 of the Company’s Class A and Class T common stock, par value $0.01 per share (“Common Stock”), to be sold pursuant to the Company’s distribution reinvestment plan (the “DRP Offering”).
The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement for the DRP Offering to remove from registration all shares of its common stock that were registered but not sold pursuant to the DRP Offering. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration $792,210,867 of Common Stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 8, 2020.

KBS GROWTH & INCOME REIT, INC.

Dated: December 8, 2020	BY:	/s/ Jeffrey K. Waldvogel
Name: Jeffrey K. Waldvogel
Title: Chief Financial Officer, Treasurer and Secretary